UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2026

Public Storage

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	93-2834996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2811 Internet Boulevard, Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

701 Western Avenue, Glendale, California 91201-2349

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Shares, $0.10 par value	PSA	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 5.150% Cum Pref Share, Series F, $0.01 par value	PSAPrF	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 5.050% Cum Pref Share, Series G, $0.01 par value	PSAPrG	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 5.600% Cum Pref Share, Series H, $0.01 par value	PSAPrH	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series I, $0.01 par value	PSAPrI	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.700% Cum Pref Share, Series J, $0.01 par value	PSAPrJ	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.750% Cum Pref Share, Series K, $0.01 par value	PSAPrK	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.625% Cum Pref Share, Series L, $0.01 par value	PSAPrL	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.125% Cum Pref Share, Series M, $0.01 par value	PSAPrM	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 3.875% Cum Pref Share, Series N, $0.01 par value	PSAPrN	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 3.900% Cum Pref Share, Series O, $0.01 par value	PSAPrO	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series P, $0.01 par value	PSAPrP	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 3.950% Cum Pref Share, Series Q, $0.01 par value	PSAPrQ	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series R, $0.01 par value	PSAPrR	New York Stock Exchange
Depositary Shares, Each Representing 1/1,000 of a 4.100% Cum Pref Share, Series S, $0.01 par value	PSAPrS	New York Stock Exchange
Guarantee of 0.875% Senior Notes due 2032 issued by Public Storage Operating Company	PSA/32	New York Stock Exchange
Guarantee of 0.500% Senior Notes due 2030 issued by Public Storage Operating Company	PSA/30	New York Stock Exchange
Guarantee of 3.500% Senior Notes due 2034 issued by Public Storage Operating Company	PSA/34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On February 10, 2026, Joseph D. Russell, Jr. notified the Board of Trustees (the “Board”) of Public Storage (the “Company”) of his intention to retire from his positions as the Company’s President and Chief Executive Officer (“CEO”), effective as of March 31, 2026 (the “Retirement Date”). Mr. Russell’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On February 10, 2026, the Board appointed H. Thomas Boyle, the Company’s current Senior Vice President, Chief Financial and Investment Officer, to succeed Mr. Russell as CEO, effective April 1, 2026.

Mr. Boyle, age 42, has served as the Company’s Chief Financial Officer since January 1, 2019, and as Chief Investment Officer since January 1, 2023. Previously, Mr. Boyle was Vice President and Chief Financial Officer, Operations, from November 2016, when he joined the Company, until January 2019. Prior to joining the Company, Mr. Boyle served in various investment banking roles at Morgan Stanley. Mr. Boyle has served as a director of Shurgard Self Storage Limited and a member of Shurgard’s Real Estate Investment Committee since May 2023.

Mr. Boyle will continue to participate in the Company’s executive compensation program. In connection with his appointment as CEO, Mr. Boyle’s annual base salary was increased to $1 million (effective as of April 1, 2026), his 2026 target annual performance-based bonus was increased to 200% of his base salary, and the aggregate target value of his 2026 annual equity award is $10 million. Additionally, in connection with his promotion, Mr. Boyle was granted an award of out-of-the-money time-based appreciation-only (“AO”) units of profits interest (“LTIP Units”) in the Company’s operating partnership, with a grant date fair value of $10 million. Subject to certain conditions, LTIP Units may be converted on a one-for-one basis into operating partnership common units, which are in turn exchangeable by the holder for cash or, at the Company’s election, on a one-for-one basis into Company common shares. The AO LTIP Unit award has a conversion price of $350 per unit and vests over eight years, with 60% of the award vesting on the sixth anniversary of the grant date and the remaining 40% vesting ratably over the following two years.

There are no family relationships between Mr. Boyle and any trustee or executive officer, and there have been no transactions between Mr. Boyle or any of his immediate family members and the Company or any of its subsidiaries that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act at this time.

Chief Financial Officer Succession

On February 10, 2026, the Board appointed Joseph D. Fisher to succeed Mr. Boyle as President, Chief Financial Officer, effective as of February 16, 2026. Mr. Fisher has been serving as a consultant for the Company since January 2026. Prior to joining the Company, Mr. Fisher, age 46, served as President, Chief Financial Officer of UDR Inc. (NYSE: UDR) from May 2022 to September 2025, and as Chief Investment Officer from January 2025 to September 2025. Prior thereto, he served as Senior Vice President, Chief Financial Officer of UDR since January 2017. Before joining UDR, Mr. Fisher served in roles of increasing responsibility at Deutsche Asset and Wealth Management, most recently as Co-Head of the Americas and Co-Lead Portfolio Manager since 2007. Mr. Fisher began his career as an asset management analyst at Principal Real Estate Investors. Mr. Fisher has served as a trustee of Federal Realty Investment Trust (NYSE: FRT) since January 2026.

Mr. Fisher will participate in the Company’s executive compensation program. He will receive an initial annual base salary of $600,000, and he will be eligible to receive a 2026 annual performance-based cash incentive award with a target annual bonus potential of $1.4 million and a 2026 annual equity award with an aggregate target value of $4 million. Additionally, in connection with his appointment, Mr. Fisher was granted an out-of-the-money time-based AO LTIP Unit award with a grant date fair value of $3 million. The AO LTIP Unit award has a conversion price of $350 per unit and vests over eight years, with 60% of the award vesting on the sixth anniversary of the grant date and the remaining 40% vesting ratably over the following two years.

In connection with Mr. Fisher’s appointment, the Company will enter into an indemnification agreement with Mr. Fisher similar to the indemnification agreement entered into with all other executive officers of the Company, the form of which is filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2023.

There are no family relationships between Mr. Fisher and any trustee or executive officer, and there have been no transactions between Mr. Fisher or any of his immediate family members and the Company or any of its subsidiaries that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act at this time.

Executive Officer Promotions

In connection with the other leadership matters described in this Form 8-K, the Board promoted Natalia N. Johnson to President, Chief Digital & Transformation Officer, and Chris C. Sambar to President, Chief Operating Officer, each effective February 16, 2026. Ms. Johnson has served as the Company’s Senior Vice President, Chief Administrative Officer since August 2020. Mr. Sambar has served as the Company’s Senior Vice President, Chief Operating Officer since October 2024 and, prior to that, held roles of increasing responsibility at AT&T Communications since 2002, most recently as President, AT&T Network from August 2022 to October 2024 and as Executive Vice President, AT&T Network from September 2019 to August 2022. Each of Ms. Johnson and Mr. Sambar will continue to participate in the Company’s executive compensation program.

Board of Trustees Succession

In connection with his retirement as President and CEO, Mr. Russell also advised the Board that he intends to retire from the Board effective as of March 31, 2026.

In connection with Mr. Boyle’s appointment as CEO, the Board appointed Mr. Boyle to the Board, effective April 1, 2026.

On February 10, 2026, Ronald L. Havner notified the Board that he intends to step down as Chairman of the Board effective as of March 31, 2026. On February 10, 2026, the Board appointed Shankh S. Mitra, an independent trustee of the Company, to succeed Mr. Havner as the Chairman of the Board, effective as of April 1, 2026. Mr. Havner intends to continue to serve as a trustee of the Company.

On February 10, 2026, John Reyes notified the Board that he intends to retire from the Board effective as of the end of his term at the Company’s 2026 Annual Meeting. Mr. Reyes’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board approved a reduction in the size of the Board from thirteen (13) to twelve (12) members effective as of the Annual Meeting.

Consulting Agreement

On February 10, 2026, the Company entered into a Retirement and Transition Agreement (the “Agreement”) with Mr. Russell to support the continued transition of his duties and responsibilities to his successor and to provide other services as may be requested by the Company. Under the Agreement, which is effective as of the Retirement Date, Mr. Russell will receive monthly consulting fees equal to $400,000. The term of the Agreement will expire on March 31, 2027, unless extended by the parties. The foregoing description of Mr. Russell’s Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 7.01	Other Events.

A copy of the press release, dated February 12, 2026, announcing the leadership changes summarized above is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On February 10, 2026, the Board approved a change in the Company’s principal office from Glendale, California, to Frisco, Texas, effective immediately.

In connection with the Board leadership matters described in Item 5.02, above, on February 10, 2026, the Company entered into agreements to sell to Mr. Mitra and Mr. Havner out-of-the-money non-qualified options (“OP Options”) to purchase common units of the Company’s operating partnership for an aggregate purchase price of $25 million and $5 million, respectively. The purchase price was based on the Company’s determination of the fair value of the OP Options using a Monte Carlo Valuation simulation prepared by a third-party valuation firm. The OP Options have an exercise price of $350 per unit, will become exercisable upon the sixth anniversary of the settlement date, and have a 10-year term. The transactions, which are expected to settle on or before February 20, 2026, were approved by the Audit Committee and the Board in accordance with the Company’s policies.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Retirement and Transition Agreement by and among Public Storage and Joseph, D. Russell, Jr., dated February 10, 2026.

99.1	Press Release of Public Storage dated February 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ Nathaniel A. Vitan
Date: February 12, 2026		Nathaniel A. Vitan
Senior Vice President, Chief Legal Officer and Corporate Secretary